SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2014, the Compensation Committee of the Board of Directors of Vermillion, Inc. approved the 2013 bonus payout amounts to each of the named executive officers listed below. The 2013 cash bonus payout amounts were determined based primarily on (1) continued commercialization of OVA1 and increasing test volume, (2) generation of clinical data to foster inclusion in society position statements, (3) progress on platform migration, (4) advancement of a next-generation diagnostic test, (5) management of operating expenses and (6) a discretionary component based on the achievement of certain strategic initiatives.  The amounts below together represent approximately 73% of the aggregate target bonus amount for such named executive officers. Mr. McLain’s payout was prorated based upon his start date of March 18, 2013.

Name	Title	Bonus Payout for 2013
Thomas H. McLain	President and Chief Executive Officer	$92,887
Donald G. Munroe, Ph.D.	Senior Vice President of Business Development and Chief Scientific Officer	$81,250
Eric J. Schoen	Vice President, Finance and Chief Accounting Officer	$44,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 10, 2014	By: /s/ Eric J. Schoen
Eric J. Schoen
Vice President, Finance and Chief Accounting Officer

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